UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2019

HILLENBRAND, INC.

(Exact Name of Registrant as Specified in Charter)

Indiana	1-33794	26-1342272
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard
Batesville, Indiana	47006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (812) 934-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, without par value	HI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

New Independent Accountant

On December 11, 2019, the Audit Committee of the Board of Directors of Hillenbrand, Inc. (the “Company” or “Hillenbrand”) approved the engagement of Ernst & Young LLP (“EY”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2020, effective immediately, and EY has accepted the engagement.  The Audit Committee made its determination after completing a process it undertook to consider the selection of a public accounting firm for the Company’s 2020 audit.  This process included consideration of major public accounting firms PricewaterhouseCoopers LLP (“PwC”), Hillenbrand’s former independent registered public accounting firm, and EY, which was the independent registered public accounting firm for Milacron Holdings Corp. (“Milacron”) before the Company acquired Milacron.  In connection with the engagement of EY, the Audit Committee dismissed PwC on December 5, 2019.

During the two fiscal years ended September 30, 2018 and 2019 and the subsequent interim period through December 11, 2019, (i) the Company did not both (a) consult with EY as to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements and (b) receive a written report or oral advice that EY concluded was an important factor considered by the Company in reaching a decision as to such accounting, auditing, or financial reporting issue; and (ii) the Company did not consult EY on any matter that was either the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Previous Independent Accountant

As described above, in connection with the engagement of EY, the Audit Committee dismissed PwC on December 5, 2019.

The audit reports of PwC on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended September 30, 2019 and 2018 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two fiscal years ended September 30, 2018 and 2019 and the subsequent interim period through December 5, 2019, there were no (1) disagreements between the Company and PwC on any matter of accounting principles or practices, consolidated financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference thereto in their reports on the consolidated financial statements for such years, or (2) reportable events.

Provision of Disclosure to Previous Independent Accountant

The Company provided PwC with a copy of this Form 8-K and requested PwC to furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of such letter, dated December 11, 2019, is filed as Exhibit 16.1 to this Form 8-K.

Shareholder Ratification of New Independent Accountant

The shareholders of the Company entitled to vote at the Company’s Annual Meeting of shareholders to be held in February of 2020 will be asked to ratify the selection of EY as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2020.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

16.1	Letter to the Securities and Exchange Commission from PricewaterhouseCoopers LLP, dated December 11, 2019

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2019	HILLENBRAND, INC.

	By:	/s/ Nicholas R. Farrell
	Name:	Nicholas R. Farrell
	Title:	Vice President, General Counsel, Secretary and Chief Compliance Officer